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EXHIBIT 2.3


                 AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER


         Pursuant to Section 11.2 of the Agreement and Plan of Merger (the "Agreement"), dated as of February 13, 2001, by and among Ameritrade Holding Corporation, a Delaware corporation, TradeCast Inc., a Delaware corporation, TC Merger Sub Inc., a Delaware corporation, and each of the Persons listed on the Schedule of Stockholders attached thereto (each a "Stockholder" and together "Stockholders"), and in consideration of the mutual promises made in the Agreement and this Amendment, the parties thereto agree that the terms of the Agreement are amended set forth herein.

         1. The definition of "Earn-Out Shares" set forth in Section 1.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

            "Earn-Out Shares" shall mean 712,500 Shares.

         2. The definitions of "B2B Shares", "B2C Shares", "Net Revenue Shares" and "Pretax Profits Shares" set forth in Section 1.1 of the Agreement are hereby amended by deleting the number "187,500" and replacing it with the number "178,125".

         3. The definitions of "Net Revenue Shares" and "Pretax Profits Shares" set forth in Section 1.1 of the Agreement are hereby amended by deleting the number "93,750" and replacing it with the number "89,062".

         4. The definition of "Total Shares" set forth in Section 1.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

            "Total Shares" shall mean 8,212,500 Shares.

         5. Article V of the Agreement is hereby amended by adding the following as a new Section 5.15:

            "5.15  Jones Employment Agreement.

                   (a) Within thirty (30) days after the Closing Date, Purchaser shall use all commercially reasonable efforts to negotiate an amendment to the Employment Agreement, dated January 1, 2000, between TradeCast Investments and Kenneth R. Jones, which amendment shall provide for a bonus in an amount up to 37,500 Shares payable to Mr. Jones in accordance with the same criteria used to determine whether Accrued Earn-Out Shares shall be payable to Stockholders and Sellers. Such bonus shall be payable to Mr. Jones upon the later to occur of (i) the date eighteen (18) months after the Closing Date and (ii) five (5) Business Days after the Earn-Out Statement becomes final and binding in accordance with Section 2.4. The bonus shall be paid to Mr. Jones only if


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            he is employed by TradeCast Investments or its Affiliates on the date eighteen (18) months after the Closing Date.

                   (b) In the event that Purchaser and Mr. Jones do not for any reason execute the amendment prior to thirty (30) days after the Closing Date, or if Mr. Jones is not employed by TradeCast Investments or its Affiliates on the date eighteen (18) months after the Closing Date, then Purchaser shall add to the 178,125 Shares an additional 9,375 Shares in the definitions of "B2B Shares", "B2C Shares", "Net Revenue Shares" and "Pretax Profits Shares" set forth in Section 1.1 of the Agreement and add to the 89,062 Shares an additional 4,688 Shares in the definitions of "Net Revenue Shares" and "Pretax Profits Shares" set forth in Section 1.1 of the Agreement, in each case when computing the Accrued Earn-Out Shares, and shall deliver to Stockholders and Sellers certificates representing the difference between the Accrued Earn-Out Shares that Stockholders and Sellers would be entitled to pursuant to Section 2.2(d) using such revised definitions and the number of Accrued Earn-Out Shares delivered to Stockholders and Sellers by the Escrow Agent pursuant to Section 2.2(d)."

         6. All capitalized terms used herein and not defined in this Amendment shall have the same meaning as set forth in the Agreement.

         7. The provisions of the Agreement, as amended hereby, shall remain in full force and effect in accordance with its terms.

         8. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

         9. This Amendment may be executed in two or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to the Merger Agreement to be executed and delivered on this 30th day of March, 2001.



                                           AMERITRADE HOLDING CORPORATION


                                           By: /s/ James M. Ditmore
                                              ---------------------------------
                                           Name:
                                           Title:


                                           TRADECAST, INC.


                                           By: /s/ Robert L. Earthman, Jr.
                                              ---------------------------------
                                           Name:
                                           Title:


                                           TC MERGER SUB, INC.


                                           By: /s/ James M. Ditmore
                                              ---------------------------------
                                           Name:
                                           Title:


                                           /s/ Robert L. Earthman, Jr.
                                           ------------------------------------
                                           Robert L. Earthman, Jr., individually


                                           /s/ James F. Howell
                                           ------------------------------------
                                           James F. Howell, individually


                                           /s/ Manmeet Singh
                                           ------------------------------------
                                           Manmeet Singh, individually


                                           Howell 2000 Trust


                                           By: /s/ James F. Howell
                                           ------------------------------------
                                           Name: James F. Howell, Trustee

                                                   2406 Avalon
                                                   Houston, Texas 77019




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                                            Earthman 2000 Trust


                                            By: /s/ Robert L. Earthman, Jr.
                                               ---------------------------------
                                            Name: Robert L. Earthman, Jr.,
                                                  Trustee


                                                    7630 Del Monte
                                                    Houston, Texas 77063


                                            HMS 2000 Trust


                                            By: /s/ Manmeet Singh
                                               ---------------------------------
                                            Name: Manmeet Singh, Trustee


                                                    c/o TradeCast Ltd.
                                                    5555 San Felipe
                                                    Suite 525
                                                    Houston, Texas 77056


                                            NS 2000 Trust


                                            By: /s/ Manmeet Singh
                                               ---------------------------------
                                            Name: Manmeet Singh, Trustee


                                                    c/o TradeCast Ltd.
                                                    5555 San Felipe
                                                    Suite 525
                                                    Houston, Texas 77056


                                            TS 2000 Trust


                                            By: /s/  Manmeet Singh
                                               ---------------------------------
                                            Name: Manmeet Singh, Trustee


                                                     c/o TradeCast Ltd.
                                                     5555 San Felipe
                                                     Suite 525
                                                     Houston, Texas 77056



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                                            Delta 2000 Trust


                                            By: /s/ Manmeet Singh
                                               ---------------------------------
                                            Name: Manmeet Singh, Trustee


                                                     c/o TradeCast Ltd.
                                                     5555 San Felipe
                                                     Suite 525
                                                     Houston, Texas 77056


                                            Omega 2000 Trust


                                            By: /s/ Manmeet Singh
                                               ---------------------------------
                                            Name: Manmeet Singh, Trustee


                                                     c/o TradeCast Ltd.
                                                     5555 San Felipe
                                                     Suite 525
                                                     Houston, Texas 77056